UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 5, 2014

ATMEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-19032	77-0051991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Technology Drive
San Jose, CA 95110
(Address of principal executive offices, including zip code)

(408) 441-0311
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition.

Atmel Corporation (the "Company") is filing this Amendment No. 1 (the “Amendment”) to Form 8-K to correct typographical errors in Exhibit No. 99.1 to the Form 8-K it furnished to the Securities and Exchange Commission on February 5, 2014 . These corrections do not result in any change to GAAP financial results or any of the non-GAAP gross margin, non-GAAP income from operations, non-GAAP net income or non-GAAP diluted net income per share amounts disclosed in the Company's February 5, 2014 press release, each of which remains as originally reported for the twelve months ended December 31, 2013.

Specifically, the amounts for the “Twelve months ended December 31, 2013” as set forth in the columns below are hereby revised:

	Revised	Originally Reported
	(in thousands)
Share-based compensation - research and development expense	$(15,529)	$15,529
Non-GAAP research and development expense	$250,790	$281,848
Share-based compensation - selling, general and administrative expense	$(24,404)	$24,404
Non-GAAP selling, general and administrative expense	$214,997	$263,805

The information in this Amendment is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section. The information in this Amendment shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Reconciliation of GAAP financial measures to non-GAAP financial measures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atmel Corporation

February 11, 2014	By:	/s/ Steve Skaggs
Steve Skaggs
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Reconciliation of GAAP financial measures to non-GAAP financial measures.